Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

The following sets forth unaudited pro forma condensed consolidated financial statements of Stronghold Digital Mining, Inc. (the “Company”) prepared in accordance with Article 11 of Regulation S-X. The following information should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements; and (ii) the Company’s unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023, and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023.

The unaudited pro forma condensed consolidated financial statements are based on and have been derived from the Company’s historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes.

Description of the Transaction

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the following transaction:

Series D Exchange Transaction
On November 13, 2023, the Company consummated a transaction (the “Series D Exchange Transaction”) pursuant to an exchange agreement, dated November 13, 2023, with Adage Capital Partners, LP (the “Holder”) whereby the Company issued to the Holder an aggregate of 15,582 shares of a newly created series of preferred stock, the Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), in exchange for 15,582 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) held by the Holder, which represented all of the shares of Series C Preferred Stock held by the Holder. The Series D Preferred Stock contains substantially similar terms as the Series C Preferred Stock except with respect to a higher conversion price. The Series D Exchange Agreement contains representations, warranties, covenants, releases, and indemnities customary for transactions of this type, as well as certain trading volume restrictions. On November 13, 2023, in connection with the consummation of the Series D Exchange Transaction, the Company also entered into a Registration Rights Agreement with the Holder.

The transaction described above for which disclosure of pro forma financial information was considered material has been consummated.

As a result of the Series D Exchange Transaction, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements. Except as set forth herein, the unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, and statement of operations for the nine months ended September 30, 2023, give pro forma effect to the Series D Exchange Transaction as if it occurred on September 30, 2023 (in the case of the balance sheet), or January 1, 2023 (in the case of the statement of operations).

The unaudited pro forma condensed consolidated financial statements include unaudited pro forma adjustments that are factually supportable and directly attributable to the Series D Exchange Transaction. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed consolidated financial statements for illustrative purposes only, and it does not purport to represent what the results of operations or financial condition would have been had the Series D Exchange Transaction actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for various reasons, including but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results.

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2023

	Historical	Pro Forma Adjustments		Pro Forma
	September 30, 2023	November 2023 Series D Exchange	Notes	September 30, 2023
ASSETS:
Cash and cash equivalents	$4,979,299	$-		$4,979,299
Digital currencies	641,999	-		641,999
Accounts receivable	486,706	-		486,706
Inventory	3,143,284	-		3,143,284
Prepaid insurance	1,842,250	-		1,842,250
Due from related parties	97,288	-		97,288
Other current assets	1,137,834	-		1,137,834
Total current assets	12,328,660	-		12,328,660
Equipment deposits	-	-		-
Property, plant and equipment, net	156,481,678	-		156,481,678
Operating lease right-of-use assets	1,552,735	-		1,552,735
Land	1,748,440	-		1,748,440
Road bond	211,958	-		211,958
Security deposits	348,888	-		348,888
Other noncurrent assets	155,992	-		155,992
TOTAL ASSETS	$172,828,351	$-		$172,828,351
LIABILITIES:
Accounts payable	$14,666,753	$-		$14,666,753
Accrued liabilities	9,638,819	94,274	(a)	9,733,093
Financed insurance premiums	1,112,558	-		1,112,558
Current portion of long-term debt, net of discounts and issuance fees	1,654,634	-		1,654,634
Current portion of operating lease liabilities	748,369	-		748,369
Due to related parties	451,367	-		451,367
Total current liabilities	28,272,500	94,274		28,366,774
Asset retirement obligation	1,062,677	-		1,062,677
Warrant liabilities	5,434,420	-		5,434,420
Long-term debt, net of discounts and issuance fees	57,653,823	-		57,653,823
Long-term operating lease liabilities	899,576	-		899,576
Contract liabilities	560,510	-		560,510
Total liabilities	93,883,506	94,274		93,977,780
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK:
Common Stock - Class V; $0.0001 par value; 34,560,000 shares authorized and 2,405,760 shares issued and outstanding	10,563,277	-		10,563,277
Total redeemable common stock	10,563,277	-		10,563,277
STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock – Class A; $0.0001 par value; 685,440,000 shares authorized; 7,876,688 shares issued and outstanding.	788	-		788
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 5,990 shares issued and outstanding.	2	(2)	(b)	-
Series D convertible preferred stock; $0.0001 par value; 15,582 shares authorized; 15,582 shares issued and outstanding.	-	2	(b)	2
Accumulated deficits	(321,126,596)	20,492,568	(b)	(300,634,028)
Additional paid-in capital	389,507,374	(20,586,842)	(a) (b)	368,920,532
Total stockholders' equity (deficit)	68,381,568	(94,274)		68,287,294
Total redeemable common stock and stockholders' equity (deficit)	78,944,845	(94,274)		78,850,571
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$172,828,351	$-		$172,828,351

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2023

	Historical	Pro Forma Adjustments		Pro Forma
	Nine Months Ended September 30, 2023	November 2023 Series D Exchange	Notes	Nine Months Ended September 30, 2023

OPERATING REVENUES:
Cryptocurrency mining	$37,764,990	$-		$37,764,990
Energy	4,682,590	-		4,682,590
Cryptocurrency hosting	9,195,072	-		9,195,072
Capacity	1,442,067	-		1,442,067
Other	142,194	-		142,194
Total operating revenues	53,226,913	-		53,226,913
OPERATING EXPENSES:
Fuel	22,262,141	-		22,262,141
Operations and maintenance	24,206,080	-		24,206,080
General and administrative	25,145,444	-		25,145,444
Depreciation and amortization	26,025,021	-		26,025,021
Loss on disposal of fixed assets	108,367	-		108,367
Realized gain on sale of digital currencies	(725,139)	-		(725,139)
Impairments on digital currencies	683,241	-		683,241
Impairments on equipment deposits	5,422,338	-		5,422,338
Total operating expenses	103,127,493	-		103,127,493
NET OPERATING LOSS	(49,900,580)	-		(49,900,580)
OTHER INCOME (EXPENSE):
Interest expense	(7,428,530)	-		(7,428,530)
Loss on debt extinguishment	(28,960,947)	-		(28,960,947)
Changes in fair value of warrant liabilities	5,580,453	-		5,580,453
Other	45,000	-		45,000
Total other income (expense)	(30,764,024)	-		(30,764,024)
NET LOSS	$(80,664,604)	$-		$(80,664,604)
NET LOSS attributable to noncontrolling interest	(26,663,731)	-		(26,663,731)
Deemed contribution from exchange of Series C convertible preferred stock	-	20,492,568	(c)	20,492,568
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(54,000,873)	$20,492,568		$(33,508,305)
NET LOSS attributable to Class A common shareholders:
Basic	$(8.93)			$(5.54)
Diluted	$(8.93)			$(5.54)
Weighted average number of Class A common shares outstanding:
Basic	6,047,891			6,047,891
Diluted	6,047,891			6,047,891

STRONGHOLD DIGITAL MINING, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The September 30, 2023, unaudited pro forma condensed consolidated balance sheet gives effect to the pro forma adjustments necessary to reflect the Series D Exchange Transaction as if it had occurred on September 30, 2023. The unaudited pro forma condensed consolidated statement of operations gives effect to the pro forma adjustments to reflect the Series D Exchange Transaction as if it had occurred as of January 1, 2023. The unaudited pro forma adjustments related to the Series D Exchange Transaction are based on available information and assumptions that management believes are directly attributable to the Series D Exchange Transaction, factually supportable, and are expected to have a continuing impact on the Company’s results of operations with respect to the unaudited condensed consolidated statement of operations.

Note 2 – Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2023.

(a)
Reflects an increase in accrued liabilities of approximately $0.1 million for legal transaction fees incurred as part of the Series D Exchange Transaction, offset by a decrease in additional paid-in capital.

(b)
Reflects an increase in Series D Preferred Stock, offset by a decrease in Series C Preferred Stock associated with the Series D Exchange Transaction. The pro forma balance sheet as of September 30, 2023, also reflects a change in accumulated deficit and additional paid-in capital of approximately $20.5 million, which represents a deemed contribution resulting from a change in fair value associated with the newly-issued Series D Preferred Stock.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustment has been made to the accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2023.

(c)
Reflects a deemed contribution of approximately $20.5 million resulting from the extinguishment of the shares of Series C Preferred Stock associated with the Series D Exchange Transaction. This deemed contribution represents the difference between the carrying value of the existing Series C Preferred Stock and the estimated fair value of the newly-issued Series D Preferred Stock.